Exhibit 10.13

November 14, 2007

Prospect Acquisition Corp.

695 East Main Street

Stamford, Connecticut  06901

Re: Initial Public Offering of Prospect Acquisition Corp.

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Prospect Acquisition Corp., a Delaware corporation (the “Company”), and Citigroup Global Markets Inc., as representative of the underwriters named therein (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each Unit composed of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant, which is exercisable for one share of Common Stock (the “Warrants”). Certain capitalized terms used herein are defined in paragraph 3 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree with the Company as follows:

1.        The undersigned agree that from the effective date of the Registration Statement on Form S-1 filed by the Company in connection with the IPO until the earlier of (i) the consummation of an Initial Business Combination or (ii) 24 months from the date of the final prospectus relating to the IPO, the Company shall have the right of first review (the “Right of First Review”) with respect to business combination opportunities of the undersigned, and companies or other entities which the undersigned manage or control, in the financial services sector or a related business with an enterprise value of $195 million or more. The undersigned will first offer, and will cause such companies or other entities under their management or control to first offer, any such business combination opportunity to the Company. The undersigned will not, and will cause each company or other entity under their management or control not to, pursue such business combination opportunity unless and until a majority of the Company’s disinterested directors has determined for any reason that the Company will not pursue such opportunity.

2.        Each of the undersigned has the full right and power, without violating any agreement by which he or it is bound, to enter into this letter agreement.

3.        As used herein, (i) “Initial Business Combination” shall mean the acquisition through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, of one or more businesses or assets in connection with which the Company will require that (a) a majority of the shares of Common Stock voted by the Public Stockholders are voted in favor of such acquisition, (b) holders of a majority of the outstanding shares of Common Stock approve an amendment to the Company’s certificate of incorporation to provide for the Company’s perpetual existence and (c) Public Stockholders owning no more than 30% (minus one share) of the IPO Shares exercise their conversion rights; (ii) “IPO Shares” shall mean the shares of Common Stock underlying the Units issued in the IPO; and (iii) “Public Stockholders” shall mean purchasers of Common Stock in the IPO or in the secondary market, including any of the Company’s officers or directors or their affiliates, including the undersigned, to the extent that they purchase or acquire Common Stock in the IPO or the secondary market.

4.        Each of the undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

5.        This letter agreement shall be binding on the undersigned and their successors and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) 24 months from the date of the final prospectus relating to the IPO; provided that such termination shall not relieve the undersigned from liability for any breach of this letter agreement prior to its termination.

6.        This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

7.        No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first set forth above.

FLAT RIDGE INVESTMENTS LLC

By:	/s/ David A. Minella
Name: David A. Minella
Title: Managing Member

LLM STRUCTURED EQUITY FUND L.P.

By:	/s/ Patrick J. Landers
Name: Patrick J. Landers
Title:

LLM INVESTORS L.P.

By:	/s/ Patrick J. Landers
Name: Patrick J. Landers
Title:

CAPITAL MANAGEMENT SYSTEMS, INC.

By:	/s/ Richard A. Mitchell
Name: Richard A. Mitchell
Title: V.P.

/s/ David A. Minella
David A. Minella

/s/ Patrick J. Landers
Patrick J. Landers

/s/ James J. Cahill
James J. Cahill

/s/ Michael P. Castine
Michael P. Castine

/s/ William Cvengros
William Cvengros

/s/ Michael Downey
Michael Downey

[Signature Page to Right of First Review Agreement]

/s/ Daniel Gressel
Daniel Gressel

/s/ William Landman
William Landman

/s/ John Merchant
John Merchant

ACCEPTED AND AGREED:

Prospect Acquisition Corp.

By:	/s/ David A. Minella
David A. Minella, Chief Executive Officer

[Signature Page to Right of First Review Agreement (cont.)]